Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

CHEMBIO DIAGNOSTICS, INC.

AMENDED AND RESTATED BYLAWS

OF

CHEMBIO DIAGNOSTICS, INC.

ARTICLE I

OFFICES

Section 1.          Registered Office In Nevada.  The address of the registered office of Chembio Diagnostics, Inc. (the “Corporation”) in the State of Nevada shall be at the office of the Corporation’s registered agent in the State of Nevada or such other office of the Corporation in the State of Nevada as established from time to time by the Board of Directors (the “Board”) of the Corporation.

Section 2.          Principal Office.  The principal office of the Corporation shall be at such place within or without the State of Nevada as shall be fixed from time to time by the Board

Section 3.          Other Offices.The Corporation may have other offices, both within and without the State of Nevada, as the Board from time to time shall determine or the business of the Corporation may require.

Section 4.          Books and Records.  Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be maintained on any information storage device or method; provided that the records so kept can be converted into clearly legible paper form within a reasonable time.  The Corporation shall so convert any records so kept upon the written request of any person entitled to inspect such records pursuant to applicable law.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1.          Time and Place of Meetings.  Meetings of the stockholders shall be held at such time and place, either within or without the State of Nevada, as shall be designated from time to time by the Board and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.          Annual Meeting.  The Annual Meeting of Stockholders (the "Annual Meeting"), for the purpose of electing directors and other business as may properly be brought before the meeting, shall be held at such place and at such time as shall be designated by the Board and as stated in the notice of the meeting.  Written notice of the Annual Meeting stating the place, date, and time of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

Section 3.          Special Meetings.  Unless otherwise prescribed by law or by the Articles of Incorporation of the Corporation (the “Articles”), special meetings of stockholders (a "Special Meeting"), for any purpose or purposes, may be called by either (i) the Board, (ii) any two directors, (iii) the Chief Executive Officer, or (iv) the request in writing of stockholders owning at least a majority of the capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed Special Meeting.  Written notice of a Special Meeting stating the place, date, and time of the Special Meeting, and the purpose or purposes for which the Special Meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date of the Special Meeting to each stockholder entitled to vote at the Special Meeting.

Section 4.          Fixing the Record Date.  For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the record date shall be the date specified by the Board in the notice of the meeting.  If no date is specified, the record date shall be the close of business on the day before the day the first notice of the meeting is given or, if there is no notice and notice is waived, the close of business on the day before the day the meeting is held.

A record date fixed under this Section may not be more than 60 days, or less than 10 days, before the meeting to which it applies.  A determination of stockholders entitled to notice of or to vote at a meeting of stockholders is effective for any adjournment or postponement of the meeting unless the Board fixes a new record date for the adjourned or postponed meeting.  The Board must fix a new record date if the meeting is adjourned or postponed more than 60 days after the original date for that meeting of stockholders.

Section 5.          Notice of Stockholders' Meeting.  Written notice stating the place, date, and time of an Annual Meeting or a Special Meeting, and, in the case of a Special Meeting, the purpose or purposes for which the Special Meeting is called, shall be given not less than 10 days, and not more than 60 days, before the date of the meeting.

Notice to each stockholder entitled to vote at an Annual or Special Meeting shall be given personally, by mail, or by electronic transmission if electronic transmission is consented to by the stockholder (and is accompanied by information from which the stockholder can determine the date of transmission), by or at the direction of the Corporation or the person calling the meeting.  If mailed, the notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at the stockholder's address as it appears on the share transfer records of the Corporation, with postage thereon prepaid.

Any stockholder entitled to notice of a meeting may sign a written waiver of notice delivered to the Corporation either before or after the time of the meeting.  A stockholder's participation or attendance at a meeting shall constitute a waiver of notice, except where the stockholder attends for the specific purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

Section 6.          Quorum and Adjournment.  The presence in person or by proxy of a majority of the capital stock issued and outstanding and entitled to vote thereat shall constitute a quorum at all meetings of the stockholders.  If a quorum of stockholders is not present at a meeting of stockholders, then no business can be transacted.  If a quorum shall not be present or represented at any meeting of the stockholders, the chairperson of the meeting shall have the power to adjourn the meeting from time to time, without notice of the date, time and place of the adjourned or postponed meeting, other than announcement at the meeting at which any such determination to adjourn or postpone is made, until a quorum shall be present or represented.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.  If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to all stockholders entitled to vote at the meeting – regardless of whether they were present at the original meeting..

Section 7.          Voting.  Unless otherwise required by law, the Articles, or these Bylaws, (i) each stockholder represented at a meeting of stockholders shall be entitled to cast one (1) vote for each share of the capital stock entitled to vote thereat held by such stockholder, (ii) directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present (except for directors elected pursuant to the provisions of Section 11 of Article III), and (iii) except for the election of directors, any other question brought before any meeting of stockholders shall be decided by the vote of the holders of a majority of the stock represented and entitled to vote thereat.  Such votes may be cast in person or by proxy but no proxy shall be voted on or after three (3) years from its date, unless such proxy specifically provides for a longer period.  All proxies shall either be in writing and shall be signed, or shall be in electronic form as determined by the Corporation and, to the extent that the Corporation's proxy materials are subject to regulations of the Securities and Exchange Commission (the "SEC"), shall be consistent with then-current SEC regulations. The Board, in its discretion, or the chairperson presiding at a meeting of stockholders, in the discretion of that person, may require that any votes cast at such meeting shall be cast by written ballot.

Section 8.          List of Stockholders Entitled to Vote.  The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, at the Corporation's principal office.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.

Section 9.          Stock Ledger.  The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine any of the stock ledger, the stockholder list required by Section 8 of this Article II, or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

Section 10.       Conduct of Meetings.  The Board, as it shall deem appropriate, may adopt additional rules and regulations for the conduct of a given meeting of the stockholders, provided that any such additional rules and regulations are not inconsistent with the Bylaws.  At every meeting of the stockholders, a director,  officer or other person designated by the Board shall serve as chair of the meeting.  The chair of the meeting shall appoint another person to act as secretary of the meeting and keep the minutes thereof.

The chair of the meeting shall determine the order of business and, consistent with any rules adopted by the Board, shall establish rules for the conduct of the meeting.  The chair of the meeting shall announce the close of the polls for each matter voted upon at the meeting, after which no ballots, proxies, votes, changes, or revocations will be accepted.  Polls for all matters considered at the meeting will be deemed to be closed no later than final adjournment of the meeting.

Section 11.       Written Consent of Stockholders in Lieu of Meeting.  Unless otherwise provided in the Articles, any action required or permitted to be taken at any Annual or Special Meeting may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE III

DIRECTORS

Section 1.          Number and Election of Directors.  The Board shall consist of not less than one nor more than seven members, the exact number of which shall be fixed from time to time by the Board. There cannot be a decrease in the number of directors that would have the effect of shortening the term of any incumbent director.

Except as provided in Section 2 of this Article III with respect to the Board's voting to fill vacancies on the Board, and except as provided in Section 11 of Article III, directors shall be elected by a plurality of the votes cast at Annual Meetings, and each director so elected shall hold office until the next Annual Meeting and until that director's successor is duly elected and qualified or until that director's earlier resignation or removal.  There are no restrictions or limitations concerning the number of times a director can be re-elected.  Directors must be natural persons at least eighteen (18) years of age, and need not be stockholders of the Corporation.  Any director may resign at any time upon notice to the Corporation. Directors need not be stockholders.

Section 2.          Vacancies.  All vacancies on the Board, including those caused by an increase in the authorized number of directors, may be filled by the affirmative vote of a majority of the directors then in office, even if less than a quorum.  Each director so chosen shall hold office until the next annual election and until that director's successor is duly elected and qualified, or until that director's earlier resignation or removal.

Section 3.          Duties and Powers.  All corporate power shall be exercised by or under the authority of the Board.  The business and affairs of the Corporation shall be managed by or under the direction of the Board.  In undertaking these powers and duties, the Board may do all such lawful acts and things as are not otherwise restricted or prohibited by statute, by the Articles, or by these Bylaws.

Section 4.          Meetings and Notice of Meetings.  Board meetings may be held either within or without the State of Nevada.  Meetings of the Board may be called by the Chief Executive Officer or any director.  Notice thereof stating the place, date, and hour of the meeting shall be given to each director either by personal delivery, overnight courier, electronic transmission if electronic transmission is consented to by the director, or by telephone or telegram, each on twenty-four (24) hours’ notice prior to the meeting.  A director entitled to notice of a meeting may sign a written waiver of notice delivered to the Corporation either before or after the time of the meeting.  A director's participation or attendance at a meeting shall constitute a waiver of notice, except where the director attends for the specific purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

Section 5.          Quorum.  Except as may otherwise be specifically provided by law, by the Articles, or by these Bylaws, at all meetings of the Board, a majority of the members of the Board shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board.  If a quorum shall not be present at any meeting of the Board, the Chair of the Board or the designated chair of the meeting, may adjourn the meeting from time to time to a time and place, without notice other than announcement at the meeting, until a quorum shall be present.

Section 6.          Meetings by Means of Conference Telephone.  Unless otherwise provided by the Articles or these Bylaws, members of the Board, or of any committee designated by the Board, may participate in a meeting of the Board or of such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

Section 7.          Actions of Board By Unanimous Written Consent.  Unless otherwise provided by the Articles or these Bylaws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

Section 8.          Committees.  The Board may, by resolution passed by the Board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation.  Any committee, to the extent allowed by law and as provided in a resolution or resolutions of the Board, shall have and may exercise part or all the powers and authority of the Board in the management of the business and affairs of the Corporation.  Each committee shall keep regular minutes and report to the Board when required.

Section 9.          Compensation.  The directors shall receive compensation for their services on the Board, or on any committee of the Board, as the Board may determine from time to time.  Directors also shall be paid reimbursement for the reasonable expenses necessarily incurred in attending meetings and in undertaking other matters on behalf of the Corporation, as authorized by the Board.  No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 10.        Interested Directors.  Any contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers is a director or officer or has a financial interest, must be approved, at the discretion of the Board, subject to the applicable provisions of the Nevada statutes and applicable common law.  Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.

Section 11.        Removal.   Any or all of the directors may be removed at any time, with or without cause, by a vote of the holders of two-thirds of the voting power of the issued and outstanding stock entitled to vote.

Section 12.        Resignation.  A director may resign at any time by giving written notice to the Board, its Chair, or to the Secretary of the Corporation.  A resignation is effective when  the notice is given unless a later effective date is stated in the notice.  Acceptance of the resignation shall not be required to make the resignation effective.  The pending vacancy may be filled before the effective date, but the successor shall not take office until the effective date.

ARTICLE IV

OFFICERS

Section 1.          General.  The officers of the Corporation shall be elected or appointed by the Board and shall include a President, a Secretary, and a Treasurer, or, in each case, the equivalent thereof.  In this regard, the "equivalent thereof" means, among other things, that the Chief Executive Officer, if there is one, and not the President, shall be the chief executive officer and satisfy the requirement to have a President, and the Chief Financial Officer, if there is one, and not the Treasurer, shall be the chief financial officer and satisfy the requirement to have a Treasurer.  The Board, in its discretion, also may elect or appoint such other officers and agents as it deems appropriate.  Any number of offices may be held by the same person, unless otherwise prohibited by law, by the Articles, or by these Bylaws.  The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chair of the Board, need such officers be directors of the Corporation.  All officers must be natural persons.

Section 2.          Powers and Duties of Officers.  The powers and duties of the officers of the Corporation shall be as provided from time to time by direction and/or resolution of the Board or by direction of an officer authorized by the Board to prescribe the duties of other officers.  In the absence of such direction, the respective officers shall have the powers and shall discharge the duties customarily and usually held and performed by like officers of corporations similar in organization and business purposes to the Corporation, subject to the control of the Board.

Section 3.          Election.  The Board shall elect the officers of the Corporation, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.  All officers of the Corporation shall hold office until their respective successors are chosen and qualified or until their earlier resignation or removal.  Any officer elected by the Board may be removed at any time by the Board.  Any vacancy occurring in any officer position of the Corporation may be filled by the Board.  The compensation of all officers of the Corporation shall be fixed by the Board. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 4.          Removal and Resignation.  Any officer elected by the Board may be removed, with or without cause, at any meeting of the Board by the affirmative vote of a majority of the directors in attendance where a quorum is present.

Any officer may resign at any time by delivering written notice to the Chief Executive Officer or the Board.  Resignation is effective when the notice is delivered unless the notice provides a later effective date.

Section 5.          Voting of Securities or Other Interests Owned by the Corporation.  Powers of attorney, proxies, waivers of notice of meeting, consents, and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chief Executive Officer, or any officer or director designated by the Chief Executive Officer or the Board, and any such person may, in the name of and on behalf of the Corporation, take all such action as any such person may deem advisable to vote in person or by proxy at any meeting of holders of interests of any entity in which the Corporation may own securities or other interests, and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities or other interests, and which, as the owner thereof, the Corporation might have exercised and possessed if present.  The Board may, by resolution, from time to time restrict such powers or confer like powers upon any other person or persons.

ARTICLE V

INDEMNIFICATION; INSURANCE

Section 1.          Indemnification.

a.          Actions Other than Those Actions by or in the Right of the Corporation. To the maximum extent permitted by Nevada law from time to time in effect and, subject to the provisions of paragraph (c) of this Section 1, the Corporation shall indemnify any person (the "Indemnitee") who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the Indemnitee is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Indemnitee in connection with such action, suit or proceeding if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation (or such other corporation or organization), and, with respect to any criminal action or proceeding, had no reasonable cause to believe the Indemnitee's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation; and, with respect to any criminal action or proceeding, any such termination shall not create a presumption that the Indemnitee had reasonable cause to believe that the Indemnitee's conduct was unlawful.

b.          Action by or in the Right of the Corporation. To the maximum extent permitted by Nevada law from time to time in effect and subject to the provisions of paragraph (c) of this Section 1, the Corporation shall indemnify any person (the "Indemnitee") who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the Indemnitee is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the Indemnitee in connection with the defense or settlement of such action or suit if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation (or such other corporation or organization) and except that no indemnification shall be made in respect of any claim, issue or matter as to which the Indemnitee shall have been adjudged to be liable to the Corporation (or such other corporation or organization) unless - and only to the extent that - the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

c.          Successful Defense of Action. Notwithstanding, and without limitation of, any other provision of this Section 1, to the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in sub-paragraph (a) or (b) of this Section 1, or in defense of any claim, issue or matter therein, such director, officer, employee or agent shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

d.          Advancement of Expenses; Nonexclusivity; Duration.  Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such officer or director to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Section 1.  Such expenses (including attorneys’ fees) incurred by other employees and agents may be so paid by the Corporation upon such terms and conditions, if any, as the Board deems appropriate. The indemnifications, advancement of expenses and rights provided by, or granted pursuant to, this Article V shall not be deemed exclusive of any other indemnifications, advancement of expenses, rights or limitations of liability to which any person seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, either as to action in such person’s official capacity or as to action in another capacity while holding office, and any such indemnifications, advancements of expenses, rights, and limitations of liability shall continue  although such person has ceased to be a director, officer, employee or agent, and shall inure to the benefit of such person’s heirs, executors and administrators. The authorization to purchase and maintain insurance set forth in Section 2 below shall likewise not be deemed exclusive.

e.          Determination Required. Any indemnification under this Section 1 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such director, officer, employee or agent has met the applicable standard of conduct set forth in this Section 1. Such determination shall be made: (i) by the Board by a majority vote of those directors who were not parties to the particular action, suit or proceeding, or (ii) if there are no such non-party directors, or, even if there are, and a majority of such non-party directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

f.          Right of Indemnitee to bring Suit.  If a claim for which the Corporation is responsible under Section 1 is not paid in full by the Corporation within 60 days after a written claim therefor has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim.  If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee also shall be entitled to be paid the expense of prosecuting or defending such suit.  Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances nor an actual determination by the Corporation (including its Board, independent legal counsel, or its stockholders) that the Indemnitee is not entitled to indemnification shall create a presumption that the Indemnitee is not so entitled or in the case of such a suit brought by the Indemnitee, shall be a defense to such suit.  In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, shall be on the Corporation.

Section 2.          Insurance. The Corporation may, when authorized by the Board, purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify that person against such liability under the provisions of this Article V. The risks insured under any insurance policies purchased and maintained on behalf of any person as aforesaid or on behalf of the Corporation shall not be limited in any way by the terms of this Article V, and to the extent compatible with the provisions of such policies, the risks insured shall extend to the fullest extent permitted by law, both statutory and common.

Section 3.          Amendments.  Any repeal or amendment of this Article V by the Board or the stockholders of the Corporation or by changes in applicable law, or the adoption of any other provision of these Bylaws inconsistent with this Article V, will, to the extent permitted by applicable law, be prospective only (except to the extent such amendment or change in applicable law permits the Corporation to provide broader indemnification rights to Indemnitees on a retroactive basis than permitted prior thereto), and will not in any way diminish or adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

Section 4.          Procedures for the Submission of Claims.  The Board may establish additional reasonable procedures pursuant to this Article V for the submission of claims for indemnification, determination of the entitlement of any person thereto, and review of any such determination.

ARTICLE VI

SHARE CERTIFICATES AND TRANSFER

Section 1.         Certificates Representing Shares.  The shares of the Corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any class or series of stock shall be uncertificated shares.  If any uncertificated shares are issued, the Corporation shall, within a reasonable time after the issuance or transfer of uncertificated shares, send to the registered owner of the shares a written notice containing the information required to be set forth or stated on certificates pursuant to "Chapter 78 – Private Corporations" of the Nevada statutes.  Shares represented by certificates shall be signed by officers or agents designated by the Corporation for such purpose and shall state the following (or any additional information as required by Nevada law):

a.         The name of the Corporation and that it is organized under the laws of Nevada;
b.         The name of the person to whom the certificate is issued;
c.         The number of shares represented by the certificate; and
d.         Any restrictions on the transfer of the shares, such statement to be conspicuous.

Section 2.          Transfers of Shares.  Shares of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws.  Transfers of shares of the Corporation shall be made on the books of the Corporation only by the holder of record thereof, or by such person's attorney lawfully constituted in writing and, in the case of certificated shares, upon the surrender of the certificate thereof, which shall be cancelled before a new certificate or uncertificated shares shall be issued.  No transfer of shares shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

Section 3.          Registered Stockholders.  The Corporation may treat the holder of record of any shares issued by the Corporation as the holder in fact thereof, for purposes of voting those shares, receiving distributions thereon or notices in respect thereof, transferring those shares, exercising rights of dissent with respect to those shares, exercising or waiving any right with respect to those shares, entering into agreements with respect to those shares in accordance with the laws of the State of Nevada, or giving proxies with respect to those shares.

Neither the Corporation nor any of its officers, directors, employees, or agents shall be liable for regarding the holder of record as the owner of those shares at that time for those purposes, regardless of whether that person possesses a certificate for those shares and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express notice thereof, except as otherwise provided by law.

Section 4.          Lost, Stolen, or Destroyed Certificates.  Subject to the other provisions of this Section 4, the Board may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed upon the making of an affidavit of that fact by the owner of the allegedly lost, stolen, or destroyed certificate.  When authorizing the issue of a new certificate or certificates, the Board, in its discretion and as a condition precedent to the issuance thereof, may require the owner of the allegedly lost, stolen, or destroyed certificate, or the owner's legal representative, to give the Corporation a bond or other security sufficient to indemnify it against any claim that may be made against the Corporation or other obligees with respect to the certificate alleged to have been lost, stolen, or destroyed, or the issuance of such new certificate of certificates.

ARTICLE VII

DISTRIBUTIONS

Section 1.          Declaration.  The Board may authorize, and the Corporation may make, distributions to its stockholders in cash, property (other than shares of the Corporation), or a dividend of shares of the Corporation to the extent permitted by the Articles and the Nevada statutes.

Section 2.          Fixing Record Dates for Distribution and Share Dividends.  For the purpose of determining stockholders entitled to receive a distribution by the Corporation (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, the Board may, at the time of declaring the distribution or share dividend, set a record date occurring no more than 60 days prior to the date of the distribution or share dividend.  If no record date is fixed for such distribution or share dividend, the record date shall be the date on which the resolution of the Board authorizing the distribution or share dividend is adopted.

ARTICLE VIII

MISCELLANEOUS

Section 1.          Election Not To Be Governed By Certain Provisions Of Nevada Revised Statues.  The Corporation elects not to be governed by the provisions of Nevada Revised Statutes 78.378 to 78.3793, inclusive, and Nevada Revised Statutes 78.378 to 78.3793, inclusive, do not apply to the Company or to an acquisition of a controlling interest in the Company by all existing stockholders and classes of stockholders of the Company and all future stockholders and classes of stockholders of the Company

Section 2.          Checks, Drafts, Etc.  All checks, drafts, or other instruments for payment of money or notes of the Corporation shall be signed by an officer or officers or any other person or persons as shall be determined from time to time by resolution of the Board.

Section 3.          Fiscal Year.  The fiscal year of the Corporation shall be as determined by the Board.

Section 4.          Conflict With Applicable Law or Articles.  Unless the context requires otherwise, the general provisions, rules of construction, and definitions of "Chapter 78 – Private Corporations" of the Nevada statutes shall govern the construction of these Bylaws.  These Bylaws are adopted subject to any applicable law and the Articles. Whenever these Bylaws may conflict with any applicable law or the Articles, such conflict shall be resolved in favor of such law or the Articles.

Section 5.          Invalid Provisions.  If any or more of the provisions of these Bylaws, or the applicability of any provision to a specific situation, shall be held invalid or unenforceable, the provision shall be modified to the minimum extent necessary to make it or its application valid and enforceable, and the validity and enforceability of all other provisions of these Bylaws and all other applications of any provision shall not be affected thereby.

ARTICLE IX

AMENDMENT OF BYLAWS

The Board shall have the exclusive power to amend or repeal these Bylaws, or to adopt new bylaws.

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